                                                                  Exhibit 4.12.2

                             SUBSCRIPTION AGREEMENT


         SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof among Epixtar Corp., a Florida corporation having a place of business at 11900 Biscayne Blvd., Suite 262, Miami, Florida 33181 ("Epixtar"), Voxx Corporation, a Florida corporation and a wholly-owned subsidiary of the Company having a place of business at 11900 Biscayne Blvd., Suite 262, Miami, Florida 33181 ("Voxx"; Voxx and Epixtar are individually and collectively referred to herein as the "Company"), and the undersigned (the "Subscriber").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell up to an aggregate of one hundred twenty (120) units (the "Units"), with each Unit consisting of: (i) one (1) $100,000 Joint 5% Unsecured Subordinated Convertible Promissory Note due May 2007 (collectively, the "Notes"); (ii) the right to receive in the future, as described in the Notes, Common Stock Purchase Warrants of Epixtar (collectively, the "Epixtar Warrants"), and/or (iii) the right to receive in the future, as described in the Notes, Common Stock Purchase Warrants of Voxx (collectively, the "Voxx Warrants" and together with the Notes, the Epixtar Warrants, the shares of common stock, par value $.001 per share (the "Epixtar Common Stock"), of Epixtar underlying the Epixtar Warrants (the "Epixtar Warrant Shares"), and the shares of common stock, par value $.001 (the "Voxx Common Stock"), of Voxx underlying the Voxx Warrants (the "Voxx Warrant Shares" and together with the Epixtar Warrant Shares, the "Warrant Shares"), the "Unit Securities");

         WHEREAS, the Company has the option, in its sole discretion, to sell up to an additional eighteen (18) Units to cover over-subscriptions, if any; and

         WHEREAS, in addition to the 138 Units, the Company shall have the right to issue additional Units to the holders of the Company's 8% Convertible Promissory Notes due 2005; and

         WHEREAS, the Company is offering (the "Offering") the Units to a limited number of "accredited investors" (as that term is defined by Rule 501(a) of Regulation D ("Regulation D") of the Securities Act of 1933, as amended (the "Act")); and

         WHEREAS, the Subscriber desires to purchase the number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:


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                                   ARTICLE I.
            SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER

         1.1. Subject to the terms and conditions hereinafter set forth (including Section 1.18 hereof), Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Subscriber, the number of Units as is set forth upon the signature page hereof against payment made by personal or business check, or money order made payable to "American Stock Transfer & Trust Company" (the "Escrow Agent"), F/B/O Epixtar Corp. and Voxx Corporation, at the address set forth in Section 3.1, contemporaneously with the execution and delivery of this Agreement. Subscriber may also pay by wire transfer of immediately available funds to:


                  J.P. Morgan Chase
                  55 Water Street
                  New York, NY
                  A/C # 323-212069
                  ABA # 021 000 021

                  American Stock Transfer & Trust Company
                  As Agent for EPIXTAR CORP. and VOXX CORPORATION

The principal amount of the Notes (in the form attached hereto) to be issued to the Subscriber in connection with its purchase of Units will be delivered by the Company to Subscriber within 10 days following the applicable Closing (as defined in Section 3.1) relating to the purchase and sale of Units by Subscriber.

         1.2. The Subscriber recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (ii) the Subscriber may not be able to liquidate his, her or its investment; (iii) transferability of the Unit Securities is extremely limited; and (iv) in the event of a disposition of the Unit Securities, the Subscriber could sustain the loss of his, her or its entire investment.

         1.3. The Subscriber represents that the Subscriber is an "accredited investor", as indicated by the Subscriber's responses to the questions contained in ARTICLE VII hereof. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides. In addition, the Subscriber represents that the Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Unit Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

         1.4. The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national stock exchange or on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system for actively traded stocks ("Nasdaq"), or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to all other prospective purchasers of Units and to evaluate the merits and risks of such an investment on the Subscriber's behalf; (ii) the Subscriber recognizes the highly speculative nature of this investment; and (iii) the Subscriber is able to bear the economic risk which the Subscriber hereby assumes.

         1.5. The Subscriber hereby acknowledges that it has been furnished with, or has had an opportunity to acquire and carefully review, (i) Epixtar's Annual Report on Form 10-KSB for the year ended December 31, 2003, as amended (the "10-KSB"), (ii) Epixtar's Quarterly Report on Form 10-Q, for the periods ended March 31, 2004 and June 30, 2004 (collectively, the "10-Qs"), (iii) Epixtar's Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the "SEC" or the "Commission") on June 18, 2004 (the "S-1" and together with the 10-KSB and the 10-Qs, the "SEC Documents"), and (iv) the Confidential Term Sheet describing the terms of the Offering (the "Confidential Term Sheet"). The Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, his, her or its investment advisor, attorney and/or accountant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber has requested. The SEC Documents, this Agreement, and the Confidential Term Sheet are collectively referred to herein as the "Offering Documents."

         1.6. (a) The Subscriber has relied solely upon the information provided by the Company in making the Subscriber's decision to invest in the Units. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement and the Notes (it being acknowledged that the Notes detail when and if the Epixtar Warrants and/or the Voxx Warrants will be issued to the holders of Notes). The Subscriber has been furnished with and has carefully read the Offering Documents. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company or any other third party other than as set forth in the Offering Documents and the results of Subscriber's own independent investigation. To the extent necessary, the Subscriber has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder.

            (b) The Subscriber represents that no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

         1.7. The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with, and who are not compensated by, the Company or any affiliate or selling agent of the Company, including Maxim Group LLC (the "Placement Agent") or any selected dealers, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby. The Subscriber acknowledges that the Placement Agent is acting as placement agent for the Units being offered hereby and will be compensated by the Company for acting in such capacity. The Subscriber further acknowledges that the Placement Agent has acted solely as agent of the Company in connection with the offering of the Units by the Company, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material.

         1.8. The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D promulgated under the Act. The Subscriber shall not sell or otherwise transfer the Unit Securities unless they are registered under the Act or unless an exemption from such registration is available. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration of exemption therefrom.

         1.9. The Subscriber understands that the Units have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Units for the Subscriber's own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Units to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Units.

         1.10. The Subscriber understands that Rule 144 promulgated under the Act ("Rule 144") requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Unit Securities under the Act or any state securities or "blue sky" laws or to assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in
ARTICLE V herein. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including the Placement Agent and its managers, members, officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire contained in ARTICLE VII herein), (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or "blue sky" laws or (iii) any untrue statement of a material fact made by the Subscriber and contained herein.

         1.11. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Unit Securities substantially as set forth below, that such Unit Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Unit Securities.

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         1.12. The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

         1.13. The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence, if Subscriber is an individual, or its principal business address, if it is a corporation or other entity.

         1.14. The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

         1.15. If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         1.16. The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

         1.17. The Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

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         1.18. The Subscriber understands, acknowledges and agrees with the
Company that this subscription (the "Subscription") may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before the applicable Closing with respect to the Units subscribed for by the Subscriber, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber's Subscription.

         1.19. The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

         1.20. The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D thereunder, and/or the provisions of Regulation S which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

         1.21. The Subscriber understands, acknowledges and agrees with the Company that there can be no assurance that the Subscriber will be able to sell or dispose of the Unit Securities. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Act and Regulation D, as well as Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         1.22. The Subscriber understands that all information regarding the Offering is confidential and represents that it will not be used for any purpose other than in connection with his, her or its consideration of a purchase of the Units and agrees to treat it in a confidential manner. The Subscriber has not, during the last thirty (30) days prior to the date hereof, directly or indirectly, nor has any party acting on behalf of or pursuant to any understanding with such Subscriber, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16(a)-1(h) under the Exchange Act) with respect to Epixtar Common Stock granted any other right (including, without limitation, any put or call option) with respect to the Epixtar Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from the Epixtar Common Stock or otherwise sought to hedge its position in Epixtar's securities. For the purposes of this Section 1.22, short sales and hedging activities include, without limitation, all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement. The Subscriber acknowledges and agrees that in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any shares of Epixtar Common Stock or securities exchangeable, convertible or exercisable for shares of Epixtar Common Stock.

         1.23. The Subscriber acknowledges that the information contained in the Offering Documents or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither be used by the Subscriber for the Subscriber's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that the Subscriber's Subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible as of the date hereof,
(ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

         1.24. If the Subscriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the Units as such requirements are set forth herein, concurs in the purchase of the Units and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

         1.25. No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Units by the Subscriber, other than those that have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber's knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

         1.26. The representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the Closing Date of the sale of the Units to the Subscriber as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Units.

         1.27. The Subscriber acknowledges that the Placement Agent (including any of its members, managers, employees, agents or representatives) has not made any representations or warranties to the Subscriber concerning the Company and its subsidiaries and their respective businesses, condition (financial or otherwise) or prospects.

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         1.28. The Placement Agent shall be entitled to rely upon the representations, warranties and covenants of the Subscriber set forth in this Agreement.

         1.29. The Subscriber understands that (i) the Offering is not contingent upon the sale of any minimum principal amount of Units, and the Company may close on the Subscriber's Subscription upon receipt of a properly executed copy of this Agreement from the Subscriber and the purchase price for the number of Units being purchased by the Subscriber and (ii) that the Company is under no obligation to, and there can be no assurance that, the Company will receive or accept subscriptions for the aggregate number of Units that may be sold by the Company pursuant to the Offering.


                                  ARTICLE II.
                 REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

         Each of Epixtar and Voxx hereby represents and warrants to the Subscriber that, except as set forth in the Schedules hereto:

         2.1. Corporate Organization. Each of Epixtar and Voxx is a corporation duly organized, validly existing and in good standing under the laws of Florida, and each of Epixtar and Voxx has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Each of Epixtar and Voxx is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean, as to any entity, any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of the Company and its subsidiaries as a whole.

         2.2. Capitalization; Organizational Documents; Subsidiaries.

            (a) The authorized capital stock of Epixtar consists of 60,000,000 shares of capital stock, of which (i) 50,000,000 are classified as Epixtar Common Stock, and (ii) 10,000,000 are classified as "blank check" preferred stock, par value $.001 per share, of which, 250,000 are designated as Series A Convertible Preferred Stock. As of the date hereof and as of the Initial Closing (as defined in Section 3.1), 11,554,119 shares of Epixtar Common Stock, 16,700 shares of Series A Convertible Preferred Stock and no other shares of capital stock of Epixtar are or will be issued and outstanding. All of the outstanding shares of capital stock have been duly and validly issued and are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws. No shares of capital stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by Epixtar. Except as disclosed in the SEC Documents and each other report or filing made with the SEC since January 1, 2004 (collectively, the "SEC Filings"), and except as disclosed in the Confidential Term Sheet, and except for the Unit Securities, as of the date hereof, there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Epixtar, or contracts, commitments, understandings or arrangements by which Epixtar is or may become bound to issue additional shares of capital stock. There are no preemptive rights or rights of first refusal or similar rights which are binding on Epixtar permitting any person to subscribe for or purchase from Epixtar shares of its capital stock pursuant to any provision of law, the Epixtar Certificate of Incorporation (as defined below) or the Epixtar By-laws (as defined below) or by agreement or otherwise. Except as set forth on Schedule 2.2(a), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Unit Securities. Epixtar has made available to the Subscriber true and correct copies of Epixtar's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Epixtar Certificate of Incorporation"), and Epixtar's By-laws, as in effect on the date hereof (the "Epixtar By-laws"). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Epixtar are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable against Epixtar and in accordance with all applicable laws, rules and regulations. Except as set forth on Schedule 2.2(a), no person holds any right to require Epixtar to register any securities of Epixtar under the Act or to participate in any such registration.

            (b) The authorized capital stock of Voxx consists solely of 50,000,000 shares of Voxx Common Stock and 250,000 shares of preferred stock, of which 10,000,000 shares OF VOXX Common Stock are issued and outstanding and all of which are owned by Epixtar, free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person. Except for the proposed issuance of Units pursuant to the Offering, there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Voxx, or contracts, commitments, understandings or arrangements by which Voxx is or may become bound to issue additional shares of capital stock. There are no preemptive rights or rights of first refusal or similar rights which are binding on Voxx permitting any person to subscribe for or purchase from Voxx shares of its capital stock pursuant to any provision of law, the Certificate of Incorporation of Voxx as amended and in effect on the date hereof (the "Voxx Certificate of Incorporation"), the By-laws of Voxx as in effect on the date hereof (the "Voxx By-laws") or by agreement or otherwise.

            (c) Upon issuance of the Units and payment of the purchase price therefor in accordance with the terms of this Agreement, the Notes will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act). The Epixtar Warrants and the Voxx Warrants, when issued in accordance with the terms of the Notes, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act). The Warrant Shares, when issued upon due exercise of the Epixtar Warrants or the Voxx Warrants, respectively, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Act). A sufficient number of authorized but unissued shares of Epixtar Common Stock and Voxx Common Stock shall be reserved for issuance upon conversion of the Notes and exercise of the Epixtar Warrants and Voxx Warrants.

            (d) Each subsidiary of Epixtar (the "Subsidiaries") has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued and outstanding capital stock of Voxx and each other Subsidiary is owned, directly or indirectly, by Epixtar, in each case, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable. Except for the Subsidiaries and Voxx, Epixtar does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture, partnership or similar arrangement.

         2.3. Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the subscription agreements with the other Subscribers, the Notes, the other Unit Securities and any other documents to be entered into in connection with the Offering (collectively, the "Offering Agreements") and to issue, sell and perform its obligations with respect to the Offering Agreements in accordance with the terms hereof and thereof, (b) the execution and delivery of the Offering Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Epixtar and Voxx and no further consent or authorization is required by the Company, the Board of Directors of Epixar or Voxx or either of their respective stockholders, and (c) this Agreement has been duly executed and delivered by the Company and the other Offering Agreements, when executed and delivered by the Company, will be duly executed and delivered by the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the other Offering Agreements and the issuance of the Unit Securities. This Agreement constitutes, and the other Offering Agreements, when executed and delivered by the Company, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         2.4. No Conflicts. The execution, delivery and performance of this Agreement and the other Offering Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Epixtar Certificate of Incorporation, the Epixtar By-laws, the Voxx Certificate of Incorporation, the Voxx By-laws or the certificate of incorporation, by-laws or other organizational documents of any Subsidiary, or (b) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of Epixtar, Voxx or any Subsidiary pursuant to, any note, bond, mortgage, agreement, license, indenture or instrument to which Epixtar, Voxx or any Subsidiary is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to Epixtar, Voxx or any Subsidiary or by which any property or asset of Epixtar, Voxx or any Subsidiary is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, neither Epixtar, Voxx nor any Subsidiary is in violation of any term of or in default under its certificate of incorporation, by-laws or other organizational documents or in violation of any material term of, or in default under, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Epixtar, Voxx or any Subsidiary. Except as specifically contemplated by this Agreement, neither Epixtar nor Voxx is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, other than (i) filings pursuant to federal and state securities laws in connection with the sale of the Units and (ii) the registration of the Registrable Securities (as defined in Section 5.1(h)) with the SEC and filings pursuant to state securities laws. All consents, authorizations, orders, filings and registrations that Epixtar or Voxx is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, other than those which are required to be made after the Closing and which will be duly made on a timely basis.

         2.5. SEC Documents; Financial Statements.

            (a) Epixtar has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, and all other documents and registration statements heretofore filed by Epixtar with the SEC being hereinafter referred to as the "SEC Filed Documents"). None of the SEC Filed Documents, at the time they were filed with the SEC (except those SEC Filed Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Epixtar included (or incorporated by reference) in the SEC Filed Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto (except those SEC Filed Documents that were subsequently amended). Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, Epixtar has, on a timely basis, made all filings required to be made by Epixtar with the SEC.

            (b) Except as set forth in the SEC Filings, neither Epixtar, Voxx nor any Subsidiary has incurred any material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions except in the ordinary course of business. The other historical financial and statistical information with respect to the Company included in the SEC Filed Documents presents fairly in all material respects the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the SEC Filed Documents. The Company does not know of any facts, circumstances or conditions materially adversely affecting its operations, earnings or prospects which have not been fully disclosed in the Offering Documents.

            (c) Liebman Goldberg & Drogin, LLP has expressed its opinion with respect to the audited financial statements which form a part of Epixtar's Annual Report on Form 10-KSB for the year ended December 31, 2003, and are independent accountants as required by the Act and the rules and regulations thereunder.

         2.6. Securities Law Exemption. Assuming the truth and accuracy of the Subscriber's representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers' representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Units as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Act and applicable state securities laws, and neither Epixtar, Voxx nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

         2.7. Litigation.

            (a) Except as set forth in the SEC Filings, all actions, suits, arbitrations or other proceedings or, to the Company's best knowledge, investigations pending or threatened against the Company or any Subsidiary that would have a Material Adverse Effect on the Company, are disclosed in the SEC Filings. There is no action, suit, proceeding or, to the Company's knowledge, investigation that questions this Agreement or the right of the Company to execute, deliver and perform its obligations hereunder or under any of the other Offering Agreements.

                (b) There are no actions, proceedings, claims or investigations before or by any court or governmental authority (or any state of facts which management of the Company has concluded could give rise thereto) pending or, to the best knowledge of the Company, threatened, against the Company's or any Subsidiary's officers or directors which, if determined adversely to such officer or director, could have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the enforceability thereof or which are required to be disclosed to the Subscriber and the other subscribers of the Units under the Act, the Exchange Act or any SEC rules or regulations promulgated thereunder or are material to an investor's evaluation of the Company.

         2.8. Intellectual Property. Except as set forth in the SEC Filings, each of the Company and the Subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business as described in or contemplated by the SEC Filings (the "Proprietary Rights"). Except as set forth in the SEC Filings, each of the Company or the Subsidiaries or the entities from whom the Company or the Subsidiaries has acquired rights has taken all necessary action to protect all of the Proprietary Rights. Except as set forth in the SEC Filings, neither the Company nor any Subsidiary has received any notice of, and there are not any facts known to the Company or any Subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights or (iii) any infringement, misappropriation or violation by the Company or any Subsidiary or any of their employees of any Proprietary Rights of third parties. To the best of the Company's knowledge, neither the Company, the Subsidiaries nor any of their employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the Company's best knowledge, neither the Proprietary Rights, products or services currently sold by the Company or any Subsidiary or currently under development by the Company or any Subsidiary nor the conduct of the Company's or any Subsidiary's business as currently contemplated infringe, illicit, copy, misappropriate or violate any intellectual property rights of any third party. Except as set forth in the SEC Filings, the Company is not aware that any of its or any Subsidiary's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's or any Subsidiary's business as currently conducted or as proposed to be conducted. To the Company's best knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any Subsidiary's business by the employees of the Company or any Subsidiary, nor the conduct of the Company's or any Subsidiary's business, as currently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

         2.9. Title to Property and Assets. Each of the Company and the Subsidiaries has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect. With respect to property leased by the Company or any Subsidiary, each of the Company and the Subsidiaries, as the case may be, has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and each of the Company and the Subsidiaries, as the case may be, is in compliance in all material respects with the provisions of such leases.

         2.10. Compliance with Laws. Except as set forth in the SEC Filings, each of the Company and the Subsidiaries is and has been in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to it, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets (including, without limitation, all Environmental Laws (as defined below), laws related to occupational safety, health, wage and hour, and employment discrimination) and laws related to the Federal Trade Commission (the "FTC"), and neither the Company nor any Subsidiary is aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. The Company has entered into a Stipulated Preliminary Injunction with the FTC on or about November 21, 2003 and is in compliance in all material respects with the provisions of such agreement with the FTC. In addition, the Company and the Subsidiaries are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002. "Environmental Laws" means all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination or pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. "Hazardous Materials" means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

         2.11. Licenses and Permits.

            (a) Each of the Company and the Subsidiaries has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, authorizations and qualifications required to be maintained in connection with the operations of the Company and the Subsidiaries as presently conducted and as proposed to be conducted, except where the failure to obtain or maintain such licenses, permits, consents, approvals, registrations, authorizations and qualifications could not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any material respect under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

            (b) To the best of the Company's knowledge, the conduct of its and its Subsidiaries' business as presently and proposed to be conducted is not presently subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or its Subsidiaries conducts or proposes to conduct such business, except as described in the SEC Filings and except such regulation as is applicable to commercial enterprises generally.

         2.12. Changes. Since December 31, 2003, except as set forth in the SEC Filings, each of the Company and its Subsidiaries has operated its business in the ordinary course of business and, to the best knowledge of the Company, there has not been, or the Company has not (as the case may be):

            (a) any Material Adverse Effect;

            (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

            (c) any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed it;

            (d)sold, encumbered, assigned or transferred any material assets or properties of the Company or any Subsidiary, other than in the ordinary course of business;

            (e) incurred any liability, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company or any Subsidiary;

            (f) created, incurred, assumed or guaranteed any indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company or any Subsidiary;

            (g) declared, set aside or paid any dividends or made any other distributions in cash or property on the Company's or any Subsidiary's capital stock;

            (h) directly or indirectly redeemed, purchased or otherwise acquired any shares of capital stock of the Company or any Subsidiary;

            (i) suffered any resignation or termination of employment of any key officers or employees;

            (j) except in the ordinary course of business, materially increased the compensation payable or to become payable by the Company or any Subsidiary to any of its officers, employees or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any Subsidiary for or with any such officers, employees or directors;

            (k) made any direct or indirect loan to any stockholder, employee, officer or director of the Company or any Subsidiary, other than advances made in the ordinary course of business;

            (l) changed any agreement to which it is a party which would have a Material Adverse Effect; or

            (m) entered into any agreement or commitment to do any of the things described in this Section 2.12.

         2.13. Employee Benefit Plans. All "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary has any liability or obligation, contingent or otherwise, comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. To the Company's best knowledge, neither the Company nor any Subsidiary has incurred any liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any Subsidiary, or in the imposition of any lien on any of the rights, properties or assets of the Company or any Subsidiary pursuant to ERISA or to such penalty or excise tax provisions of the Code. Neither the Company nor any Subsidiary maintains or contributes to, nor has it maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

         2.14. Taxes. Each of the Company and its Subsidiaries has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. Each of the Company and the Subsidiaries has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three (3) years, examined or informed the Company or any Subsidiary that it is in the process of examining any such tax returns and reports. The provision for taxes of the Company and its Subsidiaries, as shown on the financial statements included in the most recent SEC Filings, is adequate for taxes due or accrued as of the date thereof and since that date each of the Company and the Subsidiaries has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns. Neither the Company nor any Subsidiary has elected, pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

         2.15. Insurance. Each of the Company and its Subsidiaries has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company and its Subsidiaries to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

         2.16. Employees.

            (a) Neither the Company nor any Subsidiary has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's best knowledge, threatened with respect to the Company or any Subsidiary. To the Company's best knowledge, no officer or key employee intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. All material employment arrangements existing or proposed to exist with the Company's or any Subsidiary's officers and prospective officers have been fully disclosed in the SEC Filings, provided that, with respect to arrangements with prospective officers, definitive employment agreements have not yet been executed and such arrangements are subject to change based on any further negotiation with such prospective officers.

            (b) To the best knowledge of the Company, none of the Company's full-time employees has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or any Subsidiary, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or any Subsidiary as described in the SEC Filings or such person's performance of his or her obligations to the Company or any Subsidiary; and neither the Company nor any Subsidiary has received notice that any consultant or scientific advisor of the Company or any Subsidiary is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

        2.17. Material Contracts. All contracts, agreements, instruments, leases, licenses, arrangements, understandings or other documents to which each of the Company or any Subsidiary is a party or by which it may be bound which are required to be filed as exhibits to the SEC Filed Documents have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the contracts, agreements, instruments, leases, licenses, arrangement, understanding or other documents of which they purport to be copies. The Material Contracts are valid and in full force and effect as to the Company and the Subsidiaries, and, to the Company's best knowledge, to the other parties thereto. Except as otherwise disclosed in the SEC Filings, neither the Company nor any Subsidiary is in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement or the other Offering Documents, (b) have a Material Adverse Effect, or (c) impair the ability of the Company or any Subsidiary to perform fully on a timely basis any material obligation which the Company or any Subsidiary has or will have under this Agreement or any other Offering Documents. To the Company's best knowledge, except as set forth in the SEC Filings, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. Neither the Company nor any Subsidiary has received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto. Neither the Company nor any Subsidiary is a party to and is bound by any contract, agreement or instrument, or subject to any restriction under its certificate of incorporation, by-laws or other governing documents that would have a Material Adverse Effect.

         2.18. Customers and Suppliers. Except as set forth in the SEC Filings, no customer or supplier that was material to Epixtar, Voxx or the Subsidiaries during the previous twenty-four (24) months has terminated, materially reduced or threatened to terminate or material reduce its purchases from or provision of products or services to Epixtar, Voxx or the Subsidiaries.

         2.19. Disclosure. This Agreement, the Schedules and Exhibits hereto (including, without limitation, the Offering Documents) and all other documents delivered to the Subscriber in connection herewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed in the Offering Documents, this Agreement (including the Schedules and Exhibits hereto), the SEC Filings or any other documents delivered to the Subscriber in connection herewith or therewith at the Closing.

         2.20. No Integrated Offering. Neither the Company, the Subsidiaries nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Units to the Subscriber and the other subscribers for the Units. The issuance of the Units to the Subscriber and the other subscribers for the Units will not be integrated with any past issuance of the Company's securities for purposes of the Act. Except as set forth in the SEC Filings, Epixtar has not sold or issued any shares of Epixtar Common Stock, convertible notes or warrants during the past six months, including sales pursuant to Rule 144A, Regulation D or Regulation S under the Act, other than shares issued pursuant to employee benefit plans, if any.

         2.21. Offering Documents.

            (a) Each of the Offering Documents has been diligently prepared by the Company, in conjunction with its legal counsel, and is in compliance, in all material respects, with Regulation D, the Act and the requirements of all other rules and regulations of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold. The Units will be offered and sold pursuant to the registration exemption provided by Rule 506 under Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Units are being offered for sale. The Offering Documents describe all material aspects, including attendant risks, of an investment in the Company. Neither the Company nor any Subsidiary has taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act and knows of no reason why any such exemption would be otherwise unavailable to it. None of the Company, the Subsidiaries or their predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such persons for failing to comply with Section 503 of Regulation D.

            (b) None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Subscriber in writing and of which the Company is aware which has or could have a Material Adverse Effect.

            (c) Neither the Company nor any Subsidiary has distributed and will not distribute prior to the Closing Date any offering material in connection with the Offering other than the Offering Documents or any amendment or supplement thereto.

         2.22. Finders. Except for the amounts due and owing to the Placement Agent pursuant to the Placement Agency Agreement referred to in Section 6.11(b) of this Agreement, the Company is not obligated to pay a finder's or origination fee or similar fee in connection with the Offering and agrees to indemnify the Subscriber from any such claim made by any other person.

         2.23. Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Subscriber hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

         2.24. Contributions. Neither the Company nor any Subsidiary has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully where required by law any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         2.25. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         2.26. Related Party Transactions. No transaction has occurred between or among the Company or any Subsidiaries and any of their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in the SEC Filings that is not so described.

         2.27. Books and Records. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiaries, all to the extent required by generally accepted accounting principles.

         2.28 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Epixtar has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for Epixtar and designed such disclosure controls and procedures to ensure that material information relating to Epixtar, including Voxx and the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Epixtar's most recently filed period report under the 1934 Act, as the case may be, is being prepared. Epixtar's certifying officers have evaluated the effectiveness of its controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). Epixtar presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Epixtar's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to Epixtar's knowledge, in other factors that could significantly affect Epixtar's internal controls. Epixtar maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                                  ARTICLE III.
                              TERMS OF SUBSCRIPTION

         3.1. The minimum subscription by any single Subscriber shall be one Unit (i.e. $100,000); provided that the Company reserves the right to accept, at the discretion of the Company and the Placement Agent, subscriptions for fractional Units. The Offering shall terminate at 11:59 p.m. New York City time on October 31, 2004 (subject to extension at the Company's or the Placement Agent's discretion without notice to Subscriber for up to 60 days) or such other date on which all of the Units are sold. The Offering is not contingent upon the sale of any minimum number of Units. The Company may close on the Subscriber's Subscription or the subscription of any other subscriber for Units upon receipt of a properly executed copy of this Agreement from the Subscriber or such other subscriber and the purchase price for the number of Units being purchased by the Subscriber or such other subscriber. The initial closing of the purchase and sale of Units pursuant to the Offering shall be referred to herein as the "Initial Closing". The Company may conduct additional closings (each, an "Additional Closing"; each Additional Closing and the Initial Closing are referred to herein as a "Closing") until all of the Units, including those subject to the over-allotment option, are sold (the date of each such Closing, the "Closing Date").

         3.2. Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent, having a branch at 59 Maiden Lane, New York, NY 10038.

         3.3. The Subscriber hereby authorizes and directs the Company to deliver the Unit Securities comprising the Notes to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto.

         3.4. The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions (including any subscriptions that were not accepted as a result of the termination of the Offering) to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

         3.5. The Company's agreement with each Subscriber is a separate agreement and the sale of Units to each Subscriber is a separate sale.

                                  ARTICLE IV.
                   CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

         4.1. The Subscriber's obligation to purchase Units at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

            (a) Representations and Warranties Correct. The representations and warranties made by the Company in ARTICLE II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

            (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

            (c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Unit Securities (except as otherwise provided in this Agreement).

            (e) Legal Opinion. Each Investor shall have received a legal opinion from the Company's counsel covering such matters as reasonably requested by the Placement Agent.

                                   ARTICLE V.
                               REGISTRATION RIGHTS

         5.1. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

            (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

            (c) "Holders" shall mean the Subscriber, all other subscribers for the Units, and any Person holding Registrable Securities (including, without limitation, the Placement Agent with respect to the shares of Epixtar Common Stock and Voxx Common Stock issuable upon exercise of the warrants to be issued to the Placement Agent as described in the Confidential Term Sheet (the "Placement Agent Warrants")) or any Person to whom the rights under ARTICLE V have been transferred in accordance with Section 5.10 hereof.

            (d) "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

            (e) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

            (f) "Registrable Epixtar Securities" shall mean (i) the shares of Epixtar Common Stock issuable upon conversion of the Notes, (ii) the shares of Epixtar Common Stock issuable upon exercise of the Epixtar Warrants, (iii) the shares of Epixtar Common Stock issuable upon exercise of the Placement Agent Warrants, (iv) any additional shares of Epixtar Common Stock issuable upon adjustment to the conversion or exercise price of the securities referenced in clauses (i) through (iii) above (the "Additional Epixtar Shares"), and (v) any other securities issued or issuable with respect to or in exchange of any of the securities referenced in clauses (i), (ii), (iii) or (iv) above; provided, however, that securities shall only be treated as Registrable Epixtar Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 5.10; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act.

            (g) "Registrable Voxx Securities" shall mean (i) the shares of Voxx Common Stock issuable upon conversion of the Notes, (ii) the shares of Voxx Common Stock issuable upon exercise of the Voxx Warrants, (iii) the shares of Voxx Common Stock issuable upon exercise of the Placement Agent Warrants, (iv) any additional shares of Voxx Common Stock issuable upon adjustment to the conversion or exercise price of the securities referenced in clauses (i) through
(iii) above (the "Additional Voxx Shares" and together with the Additional Epixtar Shares, the "Additional Shares"), and (v) any other securities issued or issuable with respect to or in exchange of any of the securities referenced in clauses (i), (ii), (iii) or (iv) above; provided, however, that securities shall only be treated as Registrable Voxx Securities if and only for so long as they
(A) have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 5.10; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act.

            (h) "Registrable Securities" shall mean each of the Registrable Epixtar Securities and the Registrable Voxx Securities.

            (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, including the fees of legal counsel for the Holders up to $10,000.

            (j) "Registration Period" shall have the meaning ascribed to such term in Section 5.2(e).

            (k) "Registration Statement" shall mean any registration statement of the Company filed under the Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            (l) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and, except to the extent set forth in the definition of Registration Expenses, all fees and expenses of legal counsel for any Holder.

         5.2. Registration Statements.

            (a) Initial Epixtar Registration. Subject to the terms herein, Epixtar will, as soon as practicable but not later than sixty (60) days following the final Closing (the sixtieth (60th) day following the final Closing is referred to as the "Initial Epixtar Filing Date"), (1) file with the SEC a registration statement under the Act on the appropriate form or amend a previously filed registration statement to allow the resale of Registrable Epixtar Securities consisting solely of the shares of Epixtar Common Stock issuable upon conversion of the Notes issued pursuant to the Closings under
Section 7.1(a) of the Notes (based upon a conversion price of $1.00), and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the earlier to occur of (a) the Initial Epixtar Filing Date or (b) the date of filing of such Registration Statement with the SEC; and (2) cause such Registration Statement to remain effective (the "Initial Epixtar Registration Period") until the earlier of (i) such date as the holders of the Registrable Epixtar Securities have completed the distribution described in such Registration Statement or (ii) at such time that all such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Epixtar Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Epixtar Securities. If a registration statement covering such Registrable Epixtar Securities is not filed with the SEC on or prior to the Initial Epixtar Filing Date, then the conversion price of the Notes will immediately be reduced, in accordance with the terms of the Notes, by five percent (5%) of the then effective conversion price of the Notes. In addition, for each additional 30-day period (or partial period, as the case may be) following the Initial Epixtar Filing Date that such Registration Statement is not filed with the SEC, the then effective conversion price of the Notes will be reduced, in accordance with the terms of the Notes, by an additional five percent (5%). Such reduction to the conversion price of the Notes shall be in partial compensation to the Holders, and shall not constitute the Holders' exclusive remedies for such events and the Holders shall have the remedy of specific performance.

            (b) Subsequent Epixtar Registration. Subject to the terms herein, Epixtar will, as soon as practicable but not later than sixty (60) days following the one year anniversary date of the Initial Closing (the sixtieth
(60th) day following the one year anniversary date of the Initial Closing is referred to as the "Subsequent Epixtar Filing Date"), (1) file with the SEC a registration statement under the Act on the appropriate form or amend a previously filed registration statement to allow the resale of Registrable Epixtar Securities consisting of all of the shares of Epixtar Common Stock then issuable upon conversion of the Notes (to the extent not previously covered by the Registration Statement referred to in Section 5.2(a) above) and the exercise of the Epixtar Warrants and the Placement Agent Warrants, and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the earlier to occur of (a) the Subsequent Epixtar Filing Date or (b) the date of filing of such Registration Statement with the SEC; and (2) cause such Registration Statement to remain effective (the "Subsequent Epixtar Registration Period" and together with the Initial Epixtar Registration Period, the "Epixtar Registration Period") until the earlier of (i) such date as the holders of the Registrable Epixtar Securities have completed the distribution described in such Registration Statement or (ii) at such time that all such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Epixtar Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Epixtar Securities. If a registration statement covering such Registrable Epixtar Securities is not filed with the SEC on or prior to the Subsequent Epixtar Filing Date, then the conversion price of the Notes and the exercise price of the Epixtar Warrants and Placement Agent Warrants will immediately be reduced, in accordance with the terms of the Notes, the Epixtar Warrants and the Placement Agent Warrants, as the case may be, by five percent (5%) of its then effective conversion or exercise price. In addition, for each additional 30-day period (or partial period, as the case may be) following the Subsequent Epixtar Filing Date that such Registration Statement is not filed with the SEC, the then effective conversion price of the Notes and exercise price of the Epixtar Warrants and Placement Agent Warrants will be reduced, in accordance with the terms of the Notes, the Epixtar Warrants and the Placement Agent Warrants, as the case may be, by an additional five percent (5%). Such reduction to the conversion price of the Notes and exercise price of the Epixtar Warrants and Placement Agent Warrants shall be in partial compensation to the Holders, and shall not constitute the Holders' exclusive remedies for such events and the Holders shall have the remedy of specific performance.

            (c) Additional Epixtar Shares. In the event Epixtar is obligated to issue Additional Epixtar Shares, Epixtar shall use its best efforts to promptly prepare and file with the SEC one or more Registration Statements, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Epixtar Common Stock) covering the resale of the Additional Epixtar Shares, but only to the extent the Additional Epixtar Shares are not at the time covered by an effective Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Epixtar Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Epixtar Shares. A Registration Statement covering the Additional Epixtar Shares shall be filed by the Company with the SEC as promptly as possible, but in no event later than thirty (30) days following the transaction resulting in the adjustment to the number of shares of Epixtar Common Stock issuable upon conversion of the Notes or exercise of the Epixtar Warrants or Placement Agent Warrants and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the date of filing of such Registration Statement with the SEC. The Company shall cause such Registration Statement to remain effective for the applicable Epixtar Registration Period.

            (d) Voxx IPO Registration. Subject to the terms herein, if Voxx consummates an initial public offering of Voxx Common Stock, then Voxx will, as soon as practicable but not later than one hundred eighty (180) days following the completion of the initial public offering of Voxx Common Stock (unless the market or exchange on which Voxx Common Stock is then traded or listed requires a longer period, in which case such longer period shall apply) (the one hundred eightieth (180th) day following the completion of the initial public offering (or such longer period if required by the market or exchange on which Voxx Common Stock is then traded or listed) is referred to as "Voxx IPO Filing Date"), (1) file with the SEC a registration statement under the Act on the appropriate form or amend a previously filed registration statement to allow the resale of Registrable Voxx Securities, and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the earlier to occur of (a) the Voxx IPO Filing Date or (b) the date of filing of such Registration Statement with the SEC; and (2) cause such Registration Statement to remain effective (the "Voxx IPO Registration Period") until the earlier of (i) such date as the holders of Registrable Voxx Securities have completed the distribution described in such Registration Statement or (ii) at such time that all such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Voxx Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Voxx Securities.

            (e) Voxx Spin-Off Registration. Subject to the terms herein, if Voxx effects a pro rata distribution to Epixtar's stockholders of a percentage (such percentage to be agreed upon by Epixtar and the Placement Agent) of the shares of Voxx Common Stock (the "Voxx Spin-Off"), then Voxx will register for resale on a Form S-1 Registration Statement or such other appropriate form to be filed with the SEC the shares of Voxx Common Stock distributed to the stockholders of Epixtar in the Voxx Spin-Off and Voxx shall also include in such Registration Statement all of the Voxx Registrable Securities. Voxx shall (1) use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the date of filing of such Registration Statement with the SEC; and (2) cause such Registration Statement to remain effective (the "Voxx Spin-Off Registration Period" and together with the Voxx IPO Registration Period and the Epixtar Registration Period, the "Registration Period") until the earlier of (i) such date as the holders of Registrable Voxx Securities have completed the distribution described in such Registration Statement or (ii) at such time that all such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Voxx Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Voxx Securities.

            (f) Additional Voxx Shares. In the event Voxx is obligated to issue Additional Voxx Shares, Voxx shall use its best efforts to promptly prepare and file with the SEC one or more Registration Statements, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Voxx Common Stock) covering the resale of the Additional Voxx Shares, but only to the extent the Additional Voxx Shares are not at the time covered by an effective Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Voxx Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Voxx Shares. A Registration Statement covering the Additional Voxx Shares shall be filed by Voxx with the SEC as promptly as possible, but in no event earlier than the date of consummation of the initial public offering of Voxx Common Stock or Voxx Spin-Off, as the case may be, or, following such date of consummation, later than thirty (30) days following the transaction resulting in the adjustment to the number of shares of Voxx Common Stock issuable upon conversion of the Notes or exercise of the Voxx Warrants or Placement Agent Warrants and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the date of filing of such Registration Statement with the SEC. The Company shall cause such Registration Statement to remain effective for the applicable Voxx Registration Period.

         5.3. Piggyback Registrations. (a) If, at any time prior to the end of the applicable Registration Period, the Company proposes to register under the Act, for its own account or the account of others, any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents) and a Registration Statement covering the Registrable Securities is not then effective, the Company shall send to the Holders written notice of its intention to register such equity securities, and if, within 30 days after the date of such notice, a Holder shall so request in writing, the Company shall include in such registration all or any part of the applicable Registrable Securities such Holder requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Epixtar Common Stock or Voxx Common Stock, as the case may be, which may be included in such registration because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration only such limited portion of the applicable Registrable Securities with respect to which the Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such registration by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Holder or other holder, and (ii) no such reduction shall reduce the amount of applicable Registrable Securities included in the registration below twenty-five (25%) of the total amount of securities included in such registration. No right to registration of any Registrable Securities under this Section 5.3 shall be construed to limit any registration required under ARTICLE V hereof. If an offering in connection with which the Holder is entitled to registration under this Section 5.3 is an underwritten offering, then each Holder whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Epixtar Common Stock or Voxx Common Stock, as the case may be, included in such underwritten offering. The number of requests by the Holders permitted by this Section 5.3 shall be unlimited. Notwithstanding the foregoing, this Section 5.3 shall not apply in the event there is an effective Registration Statement of the Company, with a current prospectus available, providing for the resale of all of the Registrable Securities of the Holders.

            (b) The Company shall have the right to terminate or withdraw any registration contemplated under this Section 5.3 prior to the effectiveness of such registration, whether or not any Holder of Registrable Securities has elected to include securities in such registration.

         5.4. Registration Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 and Section 5.3 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

         5.5. Registration Procedures. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

            (a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

            (b) advise the Holders as soon as practicable:

                (i) when such Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

                (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose;

                (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                (v) of the happening of any event that requires the making of any changes in such Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

            (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

            (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

            (e) during the applicable Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in such registration statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Act, including the reasonable production of information at the Company's headquarters;

            (f) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

            (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such registration statement;

            (h) upon the occurrence of any event contemplated by Section 5.5(b)(v) above, the Company shall promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

            (i) use its best efforts to comply with all applicable rules and regulations of the SEC, and use its best efforts to make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of such Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act.

         5.6. No Right To Enjoin. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this
ARTICLE V as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         5.7. Indemnification.

            (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus or offering circular; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

            (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

            (c) Each party entitled to indemnification under this Section 5.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

            (d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 5.7(d) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud by such Holder.

         5.8. Obligations of Holders.

            (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement contemplated by either of Section 5.2 or Section 5.3 until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to a registration statement contemplated by either of Section 5.2 or Section 5.3 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

            (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this ARTICLE V.

            (d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied.

            (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to a Registration Statement described in this ARTICLE V are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

            (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (g) At the end of the period during which the Company is obligated to keep a Registration Statement current and effective as described above, the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         5.9. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         5.10. Assignment of Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this ARTICLE V may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.10, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         5.11. Listing of Shares. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

         5.12. Waivers. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this ARTICLE V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

         5.13. Agreement to Lock-Up. If the Company elects to conduct an initial public offering of Voxx Common Stock, the Subscriber shall, and by execution of this Agreement hereby agrees to, execute the same lock-up agreement that is executed by officers and directors of Voxx pursuant to which the holders of the Notes and Voxx Warrants agree not to sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of Voxx (or instruments exercisable into securities of Voxx) for a period of time following the consummation of the initial public offering of Voxx Common Stock to be determined by the Company and the Placement Agent. This Section 5.13 shall be binding upon any transferee of the Notes or the Voxx Warrants.


                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.1. Notices. Any notice or other communication to the Company given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

The address for such notices and communications shall be as follows:



                  If to the Company:

                  Epixtar Corp.
                  11900 Biscayne Boulevard
                  Miami, Florida 33181
                  Attention: Secretary of the Company
                  Facsimile:  (315) 503-8610

                  With a copy to:

                  Michael DiGiovanna, Esq.
                  212 Carnegie Center
                  Princeton, New Jersey 08540
                  Facsimile:  (609) 452-9473

                  If to a  Subscriber:

                  To the address set forth under such Subscriber's name on the signature pages hereto.

         6.2. Except as provided in Section 5.12 above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         6.3. Subject to the provisions of Section 5.10 and Section 6.13, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         6.4. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to revoke this subscription in accordance with Section 1.18.

         6.5. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

         6.6. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

         6.7. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         6.8. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         6.9. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         6.10. (a) The Subscriber agrees not to issue any public statement with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

            (b) The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law and to satisfy its obligations under ARTICLE V.

         6.11. (a) The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

            (b) The Company has engaged, consented to and authorized the Placement Agent to act as a agent for the Company in connection with the transactions contemplated by this Agreement. The Company shall pay the Placement Agent a commission and reimburse the Placement Agent's expenses in accordance with the Placement Agency Agreement between the Company and the Placement Agent, and the Company shall indemnify and hold harmless the Subscriber from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company hereunder.

         6.12. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except (a) for the holders of Registrable Securities and (b) for the Placement Agent pursuant to
ARTICLE V herein.

         6.13. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of ARTICLE V of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, the Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  ARTICLE VII.
                       CONFIDENTIAL INVESTOR QUESTIONNAIRE


         7.1. The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.


Category A ___  The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                                Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___  The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___  The undersigned is a director or executive officer of the
                Company which is issuing and selling the Securities.

Category D ___  The undersigned is a bank; a savings and loan association;
                insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

                ----------------------------------------------------------------

                ----------------------------------------------------------------

Category E ___  The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

                ----------------------------------------------------------------

Category F ___  The undersigned is either a corporation, partnership,
                Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.(describe entity)

                ----------------------------------------------------------------

Category G ___  The undersigned is a trust with total assets in excess of
                $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

                ----------------------------------------------------------------

Category H ___ The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

                ----------------------------------------------------------------

Category I ___  The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

         7.2. SUITABILITY (please answer each question)

               (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              (b) For an individual Subscriber, please describe any college or graduate degrees held by you:
                                 -----------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            (c) For all Subscribers, please state whether you have you participated in other private placements before:

                   YES_______                         NO_______

            (d) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                  Public             Private         Public or Private Marketing
                 Companies          Companies        or Outsourcing Companies
                 ---------          ---------        ------------------------

Frequently
                --------------     -------------     -------------
Occasionally
                --------------     -------------     -------------
Never
                --------------     -------------     -------------

            (e) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

                    YES_______                         NO_______

            (f) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

                    YES_______                         NO_______

            (g) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                   YES_______                         NO_______

            (h) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

                  YES_______                         NO_______


            (i) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                  YES_______                         NO_______

         7.3. MANNER IN WHICH TITLE IS TO BE HELD (circle one)


                           (a)      Individual Ownership
                           (b)      Community Property
                           (c)      Joint Tenant with Right of
                                    Survivorship (both parties must sign)
                           (d)      Partnership*
                           (e)      Tenants in Common
                           (f)      Company*
                           (g)      Trust*
                           (h)      Other

         *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

        7.4. NASD AFFILIATION.


Are you affiliated or associated with an NASD member firm (please check one):

Yes _________              No __________

If Yes, please describe:

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

__________________________________
Name of NASD Member Firm

By: ______________________________
         Authorized Officer

Date: ____________________________

         7.5. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section 7 and such answers have been provided under the assumption that the Company will rely on them.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                [SIGNATURE PAGE]

                                           X $100,000 = "PURCHASE PRICE"
__________________________________________
Number of Units Subscribed For by Subscriber

________________________________           _____________________________________
Signature                                  Signature (if purchasing jointly)

________________________________           _____________________________________
Name Typed or Printed                      Name Typed or Printed

________________________________           _____________________________________
Entity Name                                Entity Name

________________________________           _____________________________________
Address                                    Address

________________________________           _____________________________________
City, State and Zip Code                   City, State and Zip Code

________________________________           _____________________________________
Telephone-Business                         Telephone--Business

________________________________           _____________________________________
Telephone-Residence                        Telephone--Residence

________________________________           _____________________________________
Facsimile-Business                         Facsimile--Business

________________________________           _____________________________________
Facsimile-Residence                        Facsimile--Residence

________________________________           _____________________________________
Tax ID # or Social Security #              Tax ID # or Social Security #

Name in which securities should be issued: _____________________________________

Dated:__________ , 2004

This Subscription Agreement is agreed to and accepted as of __________________ , 2004.


                                           EPIXTAR CORP.

                                           By:__________________________________
                                           Name:
                                           Title:

                            CERTIFICATE OF SIGNATORY

                                        (To be completed if Securities are
                                        being subscribed for by an entity)


         I,____________________________, am the____________________________ of
__________________________________________ (the "Entity").

         I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

         IN WITNESS WHEREOF, I have set my hand this ________ day of _________________,______.

                                            _________________________________
                                            (Signature)